Exhibit 99.1

Investor Contact:	Cori Lin, Crocs, Inc.
(303) 848-5053
clin@crocs.com

PR Contact:	Melissa Layton, Crocs, Inc.
(303) 848-7885
mlayton@crocs.com

Crocs, Inc. Reports Record Annual Revenue of $1.4 billion, Up 13%
Full Year Diluted EPS was $4.56 and Adjusted EPS Doubled to $3.22
____________________

BROOMFIELD, COLORADO — February 23, 2021 — Crocs, Inc. (NASDAQ: CROX) a world leader in innovative casual footwear for women, men, and children, today announced its fourth quarter and full year 2020 financial results.

Andrew Rees, Chief Executive Officer, said, “We achieved record fourth quarter revenues and profitability and finished 2020 with very strong brand momentum. We are looking forward to an exceptional 2021 with accelerated revenue growth as we invest in digital, China, and our supply chain to support future growth. I am confident in our ability to continue to deliver outstanding profitability and strong cash flow. The Crocs brand has never been stronger and I am very excited about our future.”

Amounts referred to as "Adjusted" are Non-GAAP measures and include adjustments that are described under the heading "Reconciliation of GAAP Measures to Non-GAAP Measures." A reconciliation of these amounts to their GAAP counterparts are contained in the schedules below.

Fourth Quarter and Full Year 2020 Highlights
•Highest quarterly revenues in company history were achieved in the fourth quarter.
•Record 2020 revenues of $1.4 billion increased 12.6% over last year.
•Digital sales, which includes sales through our company-owned website, third party marketplaces, and e-tailers, grew 50.2% in 2020 to represent 41.5% of revenue versus 31.1% last year with growth in all regions.
•Direct-to-consumer comparable sales, which includes retail and e-commerce, increased 39.2% in 2020.
•2020 operating margin rose from 10.5% to 15.4% and adjusted operating margin grew from 11.6% to 18.9%.
•Full year diluted EPS was $4.56 per share. On a non-GAAP basis, diluted EPS doubled to $3.22.

Fourth Quarter 2020 Operating Results
•Revenues were $411.5 million, an increase of 56.5% from the same period last year, or 56.1% on a constant currency basis. E-commerce revenues grew 92.0%, wholesale revenues rose 52.2%, and retail comparable store sales increased 40.9%.
•Gross margin of 55.7% increased 770 basis points compared to 48.0% in the same period last year. Adjusted gross margin of 56.0% rose 670 basis points from the same period last year.
•SG&A expenses of $164.5 million increased from $117.9 million in the same period last year and SG&A as a percent of revenues improved by 480 basis points to 40.0%. Adjusted SG&A improved to 34.9% of revenues versus 44.4% for the same period last year.

•Income from operations increased 673.5% to $64.6 million from $8.4 million for the same period last year. Operating margin rose to 15.7% from 3.2%. Adjusted income from operations rose 576.9% to $87.0 million and adjusted operating margin was 21.1% compared to 4.9% for the same period last year.
•Diluted earnings per share increased to $2.69 compared to $0.29 for the same period last year. Adjusted diluted earnings per share were exceptional at $1.06 compared to $0.12 for the same period last year.

2020 Operating Results
•Revenues were $1,386.0 million, an increase of 12.6% from the same period last year, or 13.5% on a constant currency basis. E-commerce revenues grew 58.2%, wholesale revenues rose 5.6%, and retail comparable store sales grew 21.2%.
•Gross margin of 54.1% increased 400 basis points compared to 50.1% last year. Adjusted gross margin of 54.6% rose 350 basis points from last year.
•SG&A expenses of $535.8 million increased from $488.4 million last year and SG&A as a percent of revenues improved by 100 basis points to 38.7%. Adjusted SG&A improved to 35.6% of revenues versus 39.5% for the same period last year.
•Income from operations increased 66.4% to $214.1 million from $128.6 million last year. Operating margin rose 490 basis points to 15.4%. Adjusted income from operations rose 83.6% to $262.6 million and adjusted operating margin was 18.9% compared to 11.6% last year.
•Diluted earnings per share increased 174.7% to $4.56 compared to $1.66 last year. Adjusted diluted earnings per share doubled to $3.22 compared to $1.61 for the same period last year.

2020 Geographic Summary
•Americas: Revenues of $863.6 million increased 35.7% on a constant currency basis.
•Asia Pacific: Revenues of $278.5 million decreased 19.2% on a constant currency basis.
•EMEA: Revenues of $243.7 million increased 1.5% on a constant currency basis.

2020 Channel Summary
•Wholesale: Revenues increased 5.6% to $692.9 million compared to $656.2 million for the same period last year.
•Retail: Revenues decreased 3.8% to $334.0 million compared to $347.4 million for the same period last year due to COVID-19 store closures.
•E-commerce: Revenues increased 58.2% to $359.0 million compared to $227.0 million for the same period last year.
•Digital sales grew 50.2% to 41.5% of total revenues versus 31.1% for the same period last year.
•Direct-to-consumer comparable sales grew 39.2% compared to 16.0% for the same period last year.

Balance Sheet and Cash Flow
•Cash and cash equivalents were $135.8 million as of December 31, 2020, up from $108.3 million as of December 31, 2019.
•Inventories increased to $175.1 million as of December 31, 2020 compared to $172.0 million as of December 31, 2019.
•Cash provided by operating activities rose 196.7% to $266.9 million during 2020 compared to $90.0 million during 2019.
•Capital expenditures were $42.0 million during 2020 compared to $36.6 million during 2019.
•Borrowings at December 31, 2020 were $180.0 million. Our liquidity position remains strong with $319.4 million in available borrowing capacity.

Share Repurchase Activity
During the fourth quarter of 2020, we repurchased 1.7 million shares of our common stock for $131.7 million, which included a $125 million accelerated share repurchase (“ASR”). For the full year, we repurchased 3.2 million shares of our common stock for $170.8 million. Including the impact of the final ASR share delivery in January 2021, the average price for share repurchase in 2020 was $46.50 per share. At year end, $337.8 million of our $1.0 billion share repurchase authorization remained available for future repurchases.

Financial Outlook
First Quarter 2021
With respect to the first quarter of 2021, we expect:
•Revenue growth to be between 40% and 50% compared to first quarter 2020 revenues of $281.2 million
•Non-GAAP adjustments of approximately $3 million related to distribution center investments that will impact gross margin
•Adjusted operating margin to be between 17% and 18%

Full Year 2021
With respect to 2021, we expect:
•Revenue growth to be between 20% and 25% compared to 2020 revenues of $1,386.0 million
•Non-GAAP adjustments of approximately $12 to $15 million related to distribution center investments that will impact gross margin
•Adjusted operating margin to be between 18% and 19%
•GAAP tax rate of approximately 25% and non-GAAP effective tax rate of approximately 16% to 18%
•Capital expenditures of approximately $100 to $130 million for supply chain investments to support growth

Conference Call Information:
A conference call to discuss fourth quarter and full year 2020 results is scheduled for today, February 23, 2021, at 8:30 am ET. To receive conference call details, please register at the Investor Relations section of the Crocs website, investors.crocs.com. The webcast will also be available live and on replay through February 23, 2022 at this site.

About Crocs, Inc.:
Crocs, Inc. (Nasdaq: CROX) is a world leader in innovative casual footwear for women, men, and children, combining comfort and style with a value that consumers know and love. The vast majority of shoes within Crocs’ collection contains Croslite™ material, a proprietary, molded footwear technology, delivering extraordinary comfort with each step.

In 2021, Crocs declares that expressing yourself and being comfortable are not mutually exclusive. To learn more about Crocs or our global Come As You Are™ campaign, please visit www.crocs.com or follow @Crocs on Facebook, Instagram and Twitter.

Forward Looking Statements:
This news release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding full year and first quarter 2021 financial outlook and future profitability, cash flows, and brand strength. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: current global financial conditions; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenues; changing consumer preferences; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to successfully implement our strategic plans; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; and other factors described in our most recent Annual Report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speaks as of February 23, 2021. We do not undertake any obligation to update publicly any forward-looking statements, including, without limitation, any estimate regarding revenues, margins, capital expenditures, or SG&A, whether as a result of the receipt of new information, future events, or otherwise.

Category:Investors

CROCS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues	$411,506	$262,979	$1,385,951	$1,230,593
Cost of sales	182,422	136,741	636,003	613,537
Gross profit	229,084	126,238	749,948	617,056
Selling, general and administrative expenses	164,453	117,882	535,824	488,407
Income from operations	64,631	8,356	214,124	128,649
Foreign currency gains (losses), net	306	(430)	(1,128)	(1,323)
Interest income	26	108	215	601
Interest expense	(1,149)	(1,893)	(6,742)	(8,636)
Other income (expense), net	(391)	79	510	31
Income before income taxes	63,423	6,220	206,979	119,322
Income tax benefit	(119,907)	(13,693)	(105,882)	(175)
Net income	$183,330	$19,913	$312,861	$119,497
Net income per common share:
Basic	$2.75	$0.29	$4.64	$1.70
Diluted	$2.69	$0.29	$4.56	$1.66
Weighted average common shares outstanding:
Basic	66,729	68,441	67,386	70,357
Diluted	68,054	69,843	68,544	71,771

Gross margin	55.7%	48.0%	54.1%	50.1%
Operating margin	15.7%	3.2%	15.4%	10.5%
Selling, general and administrative expenses as a percentage of revenues	40.0%	44.8%	38.7%	39.7%

CROCS, INC. AND SUBSIDIARIES
EARNINGS PER SHARE
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Numerator:
Net income	$183,330	$19,913	$312,861	$119,497
Denominator:
Weighted average common shares outstanding - basic	66,729	68,441	67,386	70,357
Plus: Dilutive effect of stock options and unvested restricted stock units	1,325	1,402	1,158	1,414
Weighted average common shares outstanding - diluted	68,054	69,843	68,544	71,771

Net income per common share:
Basic	$2.75	$0.29	$4.64	$1.70
Diluted	$2.69	$0.29	$4.56	$1.66

CROCS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)

	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$135,802	$108,253
Restricted cash — current	1,542	1,500
Accounts receivable, net of allowances of $21,093 and $18,797, respectively	149,847	108,199
Inventories	175,121	172,028
Income taxes receivable	1,857	1,341
Other receivables	10,816	8,711
Prepaid expenses and other assets	17,856	25,350
Total current assets	492,841	425,382
Property and equipment, net	57,467	47,405
Intangible assets, net	37,636	47,095
Goodwill	1,719	1,578
Deferred tax assets, net	350,784	24,747
Restricted cash	1,929	2,292
Right-of-use assets	167,421	182,228
Other assets	8,926	8,075
Total assets	$1,118,723	$738,802

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$112,778	$95,754
Accrued expenses and other liabilities	126,704	108,677
Income taxes payable	5,038	4,207
Current operating lease liabilities	47,064	48,585
Total current liabilities	291,584	257,223
Long-term income taxes payable	205,974	4,522
Long-term borrowings	180,000	205,000
Long-term operating lease liabilities	146,401	140,148
Other liabilities	4,131	4
Total liabilities	828,090	606,897
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.001 per share, 105.0 million and 104.0 million issued, 65.9 million and 68.2 million shares outstanding, respectively	105	104
Treasury stock, at cost, 39.1 million and 35.8 million shares, respectively	(688,849)	(546,208)
Additional paid-in capital	482,385	495,903
Retained earnings	553,346	240,485
Accumulated other comprehensive loss	(56,354)	(58,379)
Total stockholders’ equity	290,633	131,905
Total liabilities and stockholders’ equity	$1,118,723	$738,802

CROCS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2020	2019
Cash flows from operating activities:
Net income	$312,861	$119,497
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,619	24,213
Operating lease cost	61,583	60,142
Inventory donations	8,994	109
Provision for doubtful accounts, net	5,779	1,566
Share-based compensation	16,361	14,412
Unrealized foreign currency gain, net	126	(1,140)
Loss (gain) on disposals of assets	340	(213)
Asset impairments	21,071	—
Deferred taxes	(325,061)	(16,259)
Other non-cash items	4,841	(1,072)
Changes in operating assets and liabilities:
Accounts receivable, net of allowances	(47,045)	(15,015)
Inventories	(13,462)	(48,156)
Prepaid expenses and other assets	5,007	(4,012)
Accounts payable	23,229	6,032
Accrued expenses and other liabilities	22,358	13,265
Operating lease liabilities	(61,178)	(64,313)
Income taxes	203,479	902
Cash provided by operating activities	266,902	89,958
Cash flows from investing activities:
Purchases of property, equipment, and software	(42,033)	(36,576)
Proceeds from disposal of property and equipment	463	616
Other	(192)	(276)
Cash used in investing activities	(41,762)	(36,236)
Cash flows from financing activities:
Proceeds from borrowings	210,000	315,000
Repayments of borrowings	(235,000)	(230,000)
Dividends — Series A convertible preferred stock (1)	—	(2,985)
Repurchases of common stock	(170,832)	(147,190)
Other	(2,206)	(3,463)
Cash used in financing activities	(198,038)	(68,638)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	126	(569)
Net change in cash, cash equivalents, and restricted cash	27,228	(15,485)
Cash, cash equivalents, and restricted cash — beginning of year	112,045	127,530
Cash, cash equivalents, and restricted cash — end of year	$139,273	$112,045

Cash paid for interest	$6,658	$7,519
Cash paid for income taxes	20,816	16,050
(1) Represents $3.0 million paid to induce conversion of the Series A Convertible Preferred Stock to common stock during the year ended December 31, 2019.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“GAAP”), we present “Non-GAAP cost of sales,” “Non-GAAP gross profit,” “Non-GAAP gross margin,” “Non-GAAP selling, general, and administrative expenses,” “Non-GAAP income from operations and operating margin,” “Non-GAAP income tax expense (benefit) and effective tax rate,” “Non-GAAP net income,” “Non-GAAP weighted average common shares outstanding - basic and diluted,” and “Non-GAAP basic and diluted net income per common share,” which are non-GAAP financial measures. We also present future period guidance for “Non-GAAP adjusted operating margin” and “Non-GAAP effective tax rate.” Non-GAAP results and guidance exclude the impact of items that management believes affect the comparability or underlying business trends in our consolidated financial statements for the periods presented.

We also present certain information related to our current period results of operations through “constant currency,” which is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under GAAP. Constant currency represents current period results that have been retranslated using exchange rates used in the prior year comparative period. We believe the use of constant currency enhances the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

We use non-GAAP results to assist in comparing business trends from period to period on a consistent basis in communications with the board of directors, stockholders, analysts, and investors concerning our financial performance. We believe that these non-GAAP measures are useful to investors and other users of our consolidated financial statements as an additional tool for evaluating operating performance and trends. For the three months and year ended December 31, 2020, we believe it is helpful to evaluate our results excluding the impacts of excluding the impacts of various adjustments relating to special or nonrecurring items. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

Non-GAAP cost of sales, gross profit, and gross margin reconciliation:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in thousands)
GAAP revenues	$411,506	$262,979	$1,385,951	$1,230,593

GAAP cost of sales	$182,422	$136,741	$636,003	$613,537
New distribution centers (1)	(1,550)	(3,413)	(4,186)	(11,394)
COVID-19 inventory write-off (2)	—	—	(2,396)	—
Other	—	84	(119)	(91)
Total adjustments	(1,550)	(3,329)	(6,701)	(11,485)
Non-GAAP cost of sales	$180,872	$133,412	$629,302	$602,052

GAAP gross profit	$229,084	$126,238	$749,948	$617,056
GAAP gross margin	55.7%	48.0%	54.1%	50.1%

Non-GAAP gross profit	$230,634	$129,567	$756,649	$628,541
Non-GAAP gross margin	56.0%	49.3%	54.6%	51.1%
(1) Represents expenses, including expansion costs, related to our distribution centers in Dayton, Ohio and Dordrecht, the Netherlands and initial costs for our new third-party operated distribution center in Chiba, Japan.
(2) Represents an inventory write-off in our Asia Pacific segment associated with the impact of COVID-19.

Non-GAAP selling, general and administrative expenses reconciliation:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in thousands)
GAAP revenues	$411,506	$262,979	$1,385,951	$1,230,593

GAAP selling, general and administrative expenses	$164,453	$117,882	$535,824	$488,407
Donations of inventory	70	—	(9,900)	—
COVID-19 severance costs	—	—	(2,403)	—
COVID-19 impact of bad debt expense (1)	315	—	(4,118)	—
Other COVID-19 costs (2)	(18)	—	(845)	—
Asset impairments (3)	(21,071)	—	(21,071)	—
Duplicate headquarters rent (4)	(154)	—	(1,274)	—
Non-recurring expenses associated with cost reduction initiatives in 2019	—	(584)	—	(2,282)
Offering fees (5)	—	(589)	—	(589)
Other (6)	8	—	(2,125)	—
Total adjustments	(20,850)	(1,173)	(41,736)	(2,871)
Non-GAAP selling, general and administrative expenses (7)	$143,603	$116,709	$494,088	$485,536

GAAP selling, general and administrative expenses as a percent of revenues	40.0%	44.8%	38.7%	39.7%
Non-GAAP selling, general and administrative expenses as a percent of revenues	34.9%	44.4%	35.6%	39.5%
(1) Represents bad debt expense associated with the impact of COVID-19 on wholesale partners in our Asia Pacific and Americas segments.
(2) Represents costs incurred in response to the COVID-19, including hazard pay, cleaning costs, and legal costs.
(3) Represents impairments to our long-lived assets for a retail store in New York City and for our former corporate headquarters in Niwot, Colorado.
(4) Represents ongoing duplicate rent costs associated with our move to our new headquarters in Broomfield, Colorado, while we conclude the lease for our former headquarters.
(5) Represents fees associated with the November 4, 2019 underwritten public offering, in which certain investment funds affiliated with The Blackstone Group Inc. sold 6.9 million shares of our stock to Morgan Stanley & Co. LLC. We did not receive any proceeds from this sale.
(6) Represents non-recoverable duties, non-recurring costs related to the closure of company-owned retail stores in Australia, employee severance costs, and various other immaterial items.
(7) Non-GAAP selling, general and administrative expenses are presented gross of tax.

Non-GAAP income from operations and operating margin reconciliation:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in thousands)
GAAP revenues	$411,506	$262,979	$1,385,951	$1,230,593

GAAP income from operations	$64,631	$8,356	$214,124	$128,649
Non-GAAP cost of sales adjustments (1)	1,550	3,329	6,701	11,485
Non-GAAP selling, general and administrative expenses adjustments (2)	20,850	1,173	41,736	2,871
Non-GAAP income from operations	$87,031	$12,858	$262,561	$143,005

GAAP operating margin	15.7%	3.2%	15.4%	10.5%
Non-GAAP operating margin	21.1%	4.9%	18.9%	11.6%
(1) See ‘Non-GAAP cost of sales and gross margin reconciliation’ above for more details.
(2) See ‘Non-GAAP selling, general and administrative expenses reconciliation’ above for more details.

Non-GAAP income tax expense (benefit) and effective tax rate reconciliation:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in thousands)
GAAP income from operations	$64,631	$8,356	$214,124	$128,649
GAAP income before income taxes	63,423	6,220	206,979	119,322

Non-GAAP income from operations (1)	$87,031	$12,858	$262,561	$143,005
GAAP non-operating income (expenses):
Foreign currency gains (losses), net	306	(430)	(1,128)	(1,323)
Interest income	26	108	215	601
Interest expense	(1,149)	(1,893)	(6,742)	(8,636)
Other income (expense), net	(391)	79	510	31
Non-GAAP income before income taxes	$85,823	$10,722	$255,416	$133,678

GAAP income tax benefit	$(119,907)	$(13,693)	$(105,882)	$(175)
Tax effect of non-GAAP operating adjustments	6,014	1,126	12,123	3,589
Benefit of U.S. deferred tax assets previously subject to valuation allowance in 2019	—	14,655	—	14,655
Intra-entity IP transfer (2)	127,718	—	127,718	—
Non-GAAP income tax expense	$13,825	$2,088	$33,959	$18,069

GAAP effective income tax rate	(189.1)%	(220.1)%	(51.2)%	(0.1)%
Non-GAAP effective income tax rate	16.1%	19.5%	13.3%	13.5%
(1) See ‘Non-GAAP income from operations and operating margin reconciliation’ above for more details.
(2) Represents changes to our international legal structure, including an intra-entity transfer of certain intellectual property rights, primarily to align with current and future international operations. The transfer resulted in a step-up in tax basis of intellectual property rights and a correlated increase in foreign deferred tax assets based on the fair value of the transferred intellectual property rights.

Non-GAAP earnings per share reconciliation:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in thousands, except per share data)
Numerator:
GAAP net income	$183,330	$19,913	$312,861	$119,497
Non-GAAP cost of sales adjustments (1)	1,550	3,329	6,701	11,485
Non-GAAP selling, general and administrative expenses adjustments (2)	20,850	1,173	41,736	2,871
Non-GAAP other income adjustment (3)	—	—	(919)	—
Tax effect of non-GAAP adjustments (4)	(133,732)	(15,781)	(139,841)	(18,244)
Non-GAAP net income	$71,998	$8,634	$220,538	$115,609
Denominator:
GAAP weighted average common shares outstanding - basic	66,729	68,441	67,386	70,357
Plus: GAAP dilutive effect of stock options and unvested restricted stock units	1,325	1,402	1,158	1,414
GAAP weighted average common shares outstanding - diluted	68,054	69,843	68,544	71,771

GAAP net income per common share:
Basic	$2.75	$0.29	$4.64	$1.70
Diluted	$2.69	$0.29	$4.56	$1.66

Non-GAAP net income per common share:
Basic	$1.08	$0.13	$3.27	$1.64
Diluted	$1.06	$0.12	$3.22	$1.61
(1) See ‘Non-GAAP cost of sales, gross profit, and gross margin reconciliation’ above for more information.
(2) See ‘Non-GAAP selling, general and administrative expenses reconciliation’ above for more information.
(3) Represents a fair value adjustment associated with our donations of inventory.
(4) See ‘Non-GAAP income tax expense (benefit) and effective tax rate reconciliation’ above for more information.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL GUIDANCE

First Quarter 2021:
Approximately:
Non-GAAP operating margin reconciliation:
GAAP operating margin	16% to 17%
Non-GAAP adjustments associated with distribution center investments	1%
Non-GAAP operating margin	17% to 18%

Full Year 2021:
Approximately:
Non-GAAP operating margin reconciliation:
GAAP operating margin	17% to 18%
Non-GAAP adjustments associated with distribution center investments	1%
Non-GAAP operating margin	18% to 19%
Non-GAAP effective tax rate reconciliation:
GAAP effective tax rate	25%
Non-GAAP adjustments associated with amortization of IP	(7)% to (9)%
Non-GAAP effective tax rate	16% to 18%

CROCS, INC. AND SUBSIDIARIES
REVENUES BY CHANNEL

	Three Months Ended December 31,		Year Ended December 31,		% Change		Constant Currency % Change (1)
	2020	2019	2020	2019	Q4 ‘20-’19	2020-2019	Q4 ‘20-‘19	2020-2019
	($ in thousands)
Wholesale:
Americas	$134,671	$58,438	$390,930	$275,284	130.5%	42.0%	134.1%	44.0%
Asia Pacific	23,712	37,937	133,416	207,405	(37.5)%	(35.7)%	(38.5)%	(34.7)%
EMEA	31,902	28,795	168,410	173,480	10.8%	(2.9)%	6.9%	(2.0)%
Other businesses	57	(117)	163	58	(148.7)%	181.0%	(148.7)%	181.0%
Total wholesale	190,342	125,053	692,919	656,227	52.2%	5.6%	52.7%	7.0%
Retail:
Americas	90,651	59,578	249,238	241,694	52.2%	3.1%	52.2%	3.1%
Asia Pacific	13,145	13,892	64,789	74,793	(5.4)%	(13.4)%	(9.1)%	(12.5)%
EMEA	4,019	5,422	19,989	30,875	(25.9)%	(35.3)%	(23.0)%	(33.7)%
Total retail	107,815	78,892	334,016	347,362	36.7%	(3.8)%	36.2%	(3.5)%
E-commerce:
Americas	84,936	37,741	223,445	123,537	125.0%	80.9%	124.9%	81.0%
Asia Pacific	14,922	12,521	80,310	65,874	19.2%	21.9%	13.1%	22.2%
EMEA	13,491	8,772	55,261	37,593	53.8%	47.0%	47.7%	46.8%
Total e-commerce	113,349	59,034	359,016	227,004	92.0%	58.2%	89.7%	58.3%
Total revenues	$411,506	$262,979	$1,385,951	$1,230,593	56.5%	12.6%	56.1%	13.5%

Total by segment:
Americas	$310,258	$155,757	$863,613	$640,515	99.2%	34.8%	100.5%	35.7%
Asia Pacific	51,779	64,350	278,515	348,072	(19.5)%	(20.0)%	(22.1)%	(19.2)%
EMEA	49,412	42,989	243,660	241,948	14.9%	0.7%	11.4%	1.5%
Other businesses	57	(117)	163	58	(148.7)%	181.0%	(148.7)%	181.0%
Total revenues	$411,506	$262,979	1,385,951	$1,230,593	56.5%	12.6%	56.1%	13.5%
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(1) Reflects year over year change as if the current period results were in constant currency, which is a non-GAAP financial measure. See “Reconciliation of GAAP Measures to Non-GAAP Measures” for more information.

CROCS, INC. AND SUBSIDIARIES
RETAIL STORE COUNTS

	September 30, 2020	Opened	Closed/Transferred	December 31, 2020
Type:
Outlet stores	186	1	1	186
Retail stores	100	1	1	100
Store-in-store	65	—	—	65
Total	351	2	2	351
Operating segment:
Americas	165	—	—	165
Asia Pacific	136	2	1	137
EMEA	50	—	1	49
Total	351	2	2	351

	December 31, 2019	Opened	Closed/Transferred	December 31, 2020
Type:
Outlet stores	193	6	13	186
Retail stores	109	4	13	100
Store-in-store	65	1	1	65
Total	367	11	27	351
Operating segment:
Americas	165	2	2	165
Asia Pacific	145	7	15	137
EMEA	57	2	10	49
Total	367	11	27	351

CROCS, INC. AND SUBSIDIARIES
DIGITAL SALES PERCENTAGE, COMPARABLE RETAIL STORE SALES, AND DIRECT-TO-CONSUMER COMPARABLE SALES

Digital sales, which includes sales through our company-owned website, third party marketplaces, and e-tailers, as a percent of total revenues, by operating segment were:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Digital sales as a percent of total revenues:
Americas	37.9%	34.0%	38.5%	29.5%
Asia Pacific	40.2%	30.0%	39.2%	28.1%
EMEA	59.8%	41.3%	54.8%	39.9%
Global	40.8%	34.2%	41.5%	31.1%

Comparable retail store sales and direct-to-consumer comparable sales by reportable operating segment are as follows:

	Constant Currency (1)
	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Comparable retail store sales: (2)
Americas	54.4%	24.2%	32.8%	18.8%
Asia Pacific	(2.7)%	(5.8)%	(1.2)%	(2.0)%
EMEA	(4.5)%	(1.4)%	(5.4)%	5.0%
Global	40.9%	16.0%	21.2%	12.4%

	Constant Currency (1)
	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Direct-to-consumer comparable sales (includes retail and e-commerce): (2)
Americas	84.4%	28.1%	54.4%	21.0%
Asia Pacific	4.5%	5.7%	9.6%	5.6%
EMEA	33.3%	11.5%	29.7%	13.3%
Global	63.8%	21.7%	39.2%	16.0%
(1)  Reflects period over period change as if the current period results were in constant currency, which is a non-GAAP financial measure. See “Reconciliation of GAAP to Non-GAAP Measures” for more information.
(2)  Comparable store status is determined on a monthly basis. Comparable store sales include the revenues of stores that have been in operation for more than twelve months. Stores in which selling square footage has changed more than 15% as a result of a remodel, expansion, or reduction are excluded until the thirteenth month in which they have comparable prior year sales. Temporarily closed stores are excluded from the comparable store sales calculation during the month of closure and in the same month in the following year. Location closures in excess of three months are excluded until the thirteenth month post re-opening. E-commerce revenues are based on same site sales period over period.